Exhibit 99.1

Cancer Genetics Announces First Quarter 2013 Financial Results

and Significant Business and Portfolio Progress

First quarter revenue increased 46% YoY

Clinical test volume increased 19% YoY

Institutional client base grows to 42% of revenues

DNA-Probe product manufacturing moved to India, reducing cost of goods

RUTHERFORD, NJ, May 15, 2013 /Business Wire/ — Cancer Genetics, Inc. (OTCQB: CGIX) (“CGI” or the “Company”) is an emerging leader in the diagnosis and disease management for the most complex and difficult-to-treat cancers, including hematologic, urogenital, and gynecological malignancies. CGI’s focused portfolio of IP-protected and clinically validated genomic tests, CAP- and CLIA-certified reference laboratory, and suite of unique service offerings are ideally positioned to serve the needs of clinicians, pathologists and laboratories across the entire ecosystem of cancer diagnosis and treatment. CGI today reported financial results for the quarter ended March 31, 2013.

Revenue for the first quarter of 2013 increased 46% to $1.2 million, compared with $835,000 in the first quarter of 2012.

Clinical test volume increased 19% to 1,911 tests in the first quarter, compared with 1,610 tests in the first quarter of 2012.

Average revenue per test increased 23% to $615, from $502 in the first quarter of 2012, driven by an increase in direct bill revenue.

DNA-probe sales by the Company’s wholly-owned subsidiary, CGI Italia, increased 193% to $44,000 for the first quarter of 2013, from $15,000 for the same period of 2012.

Gross profit increased to $149,000 in the first quarter, from $12,000 for the same period of 2012, while gross margin improved to 12% compared to 1% in the first quarter of 2012 and 9% for the full year 2012.

Adjusted for a one-time write off of $618,000 in IPO-related costs, operating expenses were unchanged at $1.8 million in the first quarter, compared to the same period of 2012. R&D expense remained relatively flat at $491,000, compared to $524,000 in the first quarter of 2012. Sales and marketing expense increased 16% to $396,000 in the first quarter, from $340,000 in the year-ago period.

Adjusted for the one-time write off in IPO-related costs, loss from operations in the first quarter was $1.7 million, compared to $1.8 million in the same period of 2012.

Net income for the first quarter was $2.4 million, or $1.75 per share, compared to a net loss of $1.1 million, or ($0.81) per share, in the first quarter of 2012. This increase in income was primarily the result of income related to a $5.3 million decrease in the fair value of derivative warrant liability, plus an income tax benefit of $664,000 from the sale of certain net operating losses (“NOLs”) in the state of New Jersey. These gains were partially offset by the increase in operating loss and an increase in interest expense. Interest expense increased from $865,000 in the first quarter of 2012 to $1.3 million in the first quarter of 2013. As of the Company’s initial public offering in April, $9.6 million of debt was converted to equity, which is expected to significantly decrease interest expense going forward.

In April, CGI completed a 690,000 share equity offering, including the 90,000 share overallotment option, for which the Company received gross proceeds of $6.9 million. After deducting transaction fees and offering-related expenses not previously paid, CGI netted approximately $5.0 million. Prior to the offering, as of March 31, cash-on-hand was $217,000, compared to $820,000 at December 31, 2012. Cash used in operations in the first quarter was $560,000, compared to $3.2 million cash used in the first quarter of 2012. The reduction in cash usage was the result of $664,000 received in the first quarter of 2013 from the sale of certain state tax NOLs, plus the non-recurrence of $2.1 million in one-time payments that were made in the first quarter of 2012.

Panna Sharma, President and CEO of CGI, commented, “We made significant progress during this past quarter, and it places us in a great position for 2013. The growth in clinical volumes has been due to both new relationships with community hospitals and biotechnology companies using our proprietary programs and from existing customers expanding the range of oncology-focused biomarker testing CGI is providing them. We see this past quarter, which was completed prior to our IPO, as a good foundation for further growth in 2013 as we continue our investment in sales professionals, marketing and brand awareness.”

Mr. Sharma continued, “The recent launches of our microarrays in our hematological and urogenital franchises, namely our DLBCL and kidney cancer tests, clearly demonstrate our ability to effectively innovate and develop the genomic products that will help drive improved diagnosis, deeper insights about outcome, and better therapeutic decision making. Our relationship with Gilead, which was announced in March, clearly highlights the value and future growth that our proprietary products can generate for our company. We expect further launches in 2013 that will increase our portfolio of commercially available genomic tests and drive additional value for community hospitals, biopharma companies and patients.”

“We have a deep knowledge base in these underserved cancers; this, coupled with our approach to commercialization, will be a cornerstone for our joint venture with Mayo Clinic in next-generation sequencing. We believe our investors will be able to participate in both a high-growth genomics company serving the market today, and participate in the long-term upside of proprietary programs that are positioned to change the nature of oncology diagnosis and management in the future.”

Recent Business Highlights:

•

Selected by Gilead Sciences to provide molecular profiling and clinical trial testing for all national and international trials for chronic lymphocytic leukemia (CLL), which will include the proprietary MatBA-CLL array.

•	Successfully completed migration of DNA-Probe manufacturing to India in order to reduce cost, increase capacity and improve operational flexibility.

•	Launched unique genomic microarrays for lymphoma (MatBA®-DLBCL) in February 2013 and kidney cancer (UroGenRA™-Renal) in April 2013 that have been approved by both CLIA and New York State.

•	Expanded clinical sales force into Midwestern United States and Texas.

•

Established distribution partnership with Nikon Instruments for sale of CGI’s DNA-Probe portfolio into Italy and Europe as a key component of their cytogenetic fluorescent microscope equipment offering.

Meetings & Presentations

•	Presenting at UBS Global Healthcare Conference on May 22 at 12:30 p.m. ET

•	Presenting at Marcum MicroCap Conference on May 30

•	Attending the ASCO Annual Meeting from May 31-June 4

•	Moderating the BioNJ Diagnostics & Personalized Medicine Panel on June 6 at the Annual BioNJ Personalized Medicine Innovation Summit

Conference Call Details:

CGI will hold a conference call on Thursday, May 16, 2013, at 9:00 a.m. Eastern time to discuss its results for the first quarter ended March 31, 2013. To participate in the call, please dial (877) 941-1428, or (480) 629-9665 for international calls, approximately 10 minutes prior to the scheduled start time. Interested parties can also listen via a live Internet webcast, which can be found via the Company’s website at http://ir.stockpr.com/cancergenetics/events, or alternately at http://ViaVid.net.

A replay of the call will be available for two weeks from 5:00 p.m. ET on May 16, 2013, until 11:59 p.m. ET on May 30, 2013. The number for the replay is (877) 870-5176, or (858) 384-5517 for international calls; the passcode for the replay is 4619856. In addition, a recording of the call will be available via the Company’s website at http://www.cancergenetics.com.

About Cancer Genetics

Cancer Genetics, Inc. (CGI) is an emerging leader in DNA-based cancer diagnostics and services some of the most prestigious medical institutions in the world. Our tests target cancers that are difficult to diagnose and predict treatment outcomes. These cancers include hematological, urogenital and HPV-associated cancers. We also provide a comprehensive range of non-proprietary oncology-focused tests and laboratory services.

CGI’s cutting-edge proprietary tests and state-of-the-art reference laboratory provide critical genomic information to healthcare professionals as well as biopharma and biotech. Our state-of-the-art reference lab is focused entirely on maintaining clinical excellence and is both CLIA certified and CAP accredited and has licensure from several states including New York State.

Founded in 1999 by world-renowned cytogeneticist Dr. R.S.K. Chaganti, the Company has been built on a foundation of world-class scientific knowledge and IP in solid and blood-borne cancers, and has established strong research collaborations with major cancer centers such as Memorial Sloan-Kettering, The Cleveland Clinic and the National Cancer Institute. For further information, please see www.cancergenetics.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development and potential opportunities for Cancer Genetics, Inc. products and services, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to, statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights and other risks discussed in the Company’s Form 10-Q for the quarter ended March 31, 2013 and other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Cancer Genetics disclaims any obligation to update these forward-looking statements.

Contact:

Investor Relations

RedChip Companies, Inc.

Jon Cunningham, 800-733-2447, ext. 107

jon@redchip.com

Consolidated Balance Sheets

(Unaudited)

	March 31, 2013 (Unaudited)	December 31, 2012
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$216,872	$819,906
Accounts receivable, net of allowance for doubtful accounts of $36,000	1,124,893	850,545
Other current assets	598,631	489,278

Total current assets	1,940,396	2,159,729

FIXED ASSETS, net of accumulated depreciation	899,049	964,923

OTHER ASSETS
Security deposits	1,564	1,564
Restricted cash	250,000	250,000
Loan guarantee and financing fees, net of accumulated amortization of 2013 $1,334,610; 2012 $929,498	1,516,631	1,907,502
Patents	329,309	324,764
Deferred initial public offering costs	2,473,763	3,343,289

	4,571,267	5,827,119

Total Assets	$7,410,712	$8,951,771

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable and accrued expenses	$4,885,145	$4,578,761
Obligations under capital leases, current portion	20,464	17,158
Deferred revenue	676,327	468,010
Notes payable, current portion	4,530,640	3,836,567
Line of credit	2,989,577	2,871,200

Total current liabilities	13,102,153	11,771,696
Obligations under capital leases	—	7,490
Deferred rent payable	165,920	164,298
Notes payable, long-term	2,148,494	2,440,683
Line of credit	6,000,000	6,000,000
Warrant liability	7,518,000	12,549,000

Total liabilities	28,934,567	32,933,167
STOCKHOLDERS’ DEFICIT
Series A Preferred Stock, authorized 588,000 shares $0.0001 par value (converted to common stock on April 10, 2013), 587,691 shares issued and outstanding	59	59
Series B Preferred Stock, authorized 2,000,000 shares $0.0001 par value (converted to common stock on April 10, 2013), 1,821,600 shares issued and outstanding	182	182
Common stock, authorized 100,000,000 and 24,000,000 shares, respectively, $0.0001 par value, 1,349,936 shares issued and outstanding	135	135
Additional paid-in capital	25,067,388	24,970,255
Treasury stock	—	(17,442)
Accumulated deficit	(46,591,619)	(48,934,585)

Total Stockholders’ Deficit	(21,523,855)	(23,981,396)

Total Liabilities and Stockholders’ Deficit	$7,410,712	$8,951,771

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended March 31,
	2013	2012
Revenue	$1,218,667	$834,752
Cost of revenues	1,070,020	823,052

Gross profit	148,647	11,700

Operating expenses:
Research and development	490,577	523,511
General and administrative	1,570,629	936,157
Sales and marketing	396,554	339,568

Total operating expenses	2,457,760	1,799,236

Loss from operations	(2,309,113)	(1,787,536)
Other income (expense):
Interest expense	(1,293,985)	(864,981)
Interest income	606	—
Change in fair value of warrant liability	5,299,000	1,580,000

Total other income (expense)	4,005,621	715,019

Income (loss) before income taxes	1,696,508	(1,072,517)
Income tax provision (benefit)	(663,900)	—

Net income (loss)	$2,360,408	$(1,072,517)

Basic net income (loss) per share	$1.75	$(0.81)

Diluted net loss per share	$(2.18)	$(1.85)

Basic Weighted Average Shares Outstanding	1,349,936	1,329,279

Diluted Weighted Average Shares Outstanding	1,349,936	1,433,182

Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended March 31,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$2,360,408	$(1,072,517)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	77,783	82,963
Amortization	3,807	3,807
Provision for bad debts	—	48,931
Equity-based consulting and compensation expenses	97,133	276,867
Change in fair value of warrant liability	(5,299,000)	(1,580,000)
Amortization of loan guarantee and financing fees	407,871	244,336
Accretion of discount on debt	538,911	404,150
Deferred rent	1,622	1,997
Deferred initial public offering costs expensed	617,706	—
Change in working capital components:
Accounts receivable	(274,348)	(110,000)
Other current assets	10,647	(152,969)
Accounts payable, accrued expenses and deferred revenue	897,521	(1,350,859)

Net cash (used in) operating activities	(559,939)	(3,203,294)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed assets	(11,909)	(7,677)
Patent costs	(8,352)	(43,201)
Increase in restricted cash	—	(50,000)

Net cash (used in) investing activities	(20,261)	(100,878)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on capital lease obligations	(4,184)	(10,569)
Payment of equity issuance costs	—	(688,969)
Proceeds from warrant exercises	—	619,980
Proceeds from borrowings on notes payable	—	3,000,000
Principal payments on notes payable	(18,650)	—

Net cash provided by (used in) financing activities	(22,834)	2,920,442

Net (decrease) in cash and cash equivalents	(603,034)	(383,730)
CASH AND CASH EQUIVALENTS
Beginning	819,906	2,417,256

Ending	$216,872	$2,033,526

SUPPLEMENTAL CASH FLOW DISCLOSURE
Cash paid for interest	$128,215	$241,987
SUPPLEMENTAL DISCLOSURE OF NONCASH
INVESTING AND FINANCING ACTIVITIES
Warrants issued for financing fees	$47,000	$—
Warrants issued with debt	—	940,000
Warrants issued for debt guarantee fee	—	1,061,000
Accrued IPO costs	601,430	—
Payment of accrued IPO costs	—	162,878
IPO costs discounted	733,250
IPO costs reclassified to accounts receivable	120,000
Accrued expenses reclassified as derivative warrant liability	221,000	—
Accrued expenses recorded as financing fees	—	147,000
Retirement of treasury stock	17,442	—

RECONCILIATION OF GAAP OPERATING EXPENSES TO NON-GAAP

ADJUSTED OPERATING EXPENSES

	For the Three Months Ended March 31,
	2013	2012
Operating Expenses	2,458	1,799
Adjustments to Operating Expense
One-Time Write Off of IPO Costs	618	—

Adjusted Operating Expenses	1,840	1,799

The non-GAAP metric above is not a substitute for GAAP but is viewed as useful by management this quarter because of its recent IPO.

RECONCILIATION OF GAAP LOSS FROM OPERATIONS TO NON-GAAP

ADJUSTED LOSS FROM OPERATIONS

	For the Three Months Ended March 31,
	2013	2012
Loss from Operations	(2,309)	(1,788)
Adjustments to Loss from Operations
One-Time Write Off of IPO Costs	618	—

Adjusted Loss from Operations	(1,691)	(1,788)

The non-GAAP metric above is not a substitute for GAAP but is viewed as useful by management this quarter because of its recent IPO.

###